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                                                                     EXHIBIT 5.1

                 [LETTERHEAD OF LATHAM & WATKINS APPEARS HERE]



                               February 10, 1999



MicroStrategy Incorporated
8000 Towers Crescent Drive
Vienna, VA  22182

        Re: Registration Statement No. 333-70919; 2,300,000 shares of Class A Common Stock, par value $0.001 per share
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Ladies and Gentlemen:

          In connection with the registration of 2,300,000 shares of Class A Common Stock of MicroStrategy Incorporated, a Delaware corporation (the "Company"), par value $0.001 per share under the Securities Act of 1933, as amended (the "Act"), by the Company on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on January 21, 1999 (File No. 333-70919), as amended by Amendment No. 1 filed with the Commission on January 29, 1999, further amended by Amendment No. 2 filed with the Commission on February 9, 1999 and further amended by Amendment No. 3 filed with the Commission on February 10, 1999 (as so amended, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. A total of 1,585,000 shares of Class A Common Stock are being offered by the Company (the "Company Shares"), and a total of 715,000 shares of Class A Common Stock are being offered by the Selling Stockholders named in the Registration Statement (the "Secondary Shares") (including 300,000 shares subject to an over-allotment option to be granted to the Underwriters).

          In our capacity as your counsel in connection with such registration, we are familiar with the actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Company Shares and by the Selling Stockholders in connection with the sale of the Secondary Shares, including (a) the exchange by certain of the Selling Stockholders of 685,500 shares of the Company's Class B Common Stock for an identical number of shares of Class A Common Stock (the "Exchanged Secondary Shares") and (b) the issuance of 29,500 shares of Class A Common Stock pursuant to the exercise by other Selling Stockholders of employee and director stock options (the "Optioned Secondary Shares"). For the purposes of this opinion, we have assumed such actions will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of original or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.
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          We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

          Subject to the foregoing, it is our opinion that (i) the Company Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable, (ii) the Exchanged Secondary Shares have been duly authorized, and, upon issuance thereof in exchange for shares of the Company's Class B Common Stock, will be validly issued, fully paid and nonassessable; and (iii) the Optioned Secondary Shares have been duly authorized, and, upon issuance thereof pursuant to the valid exercise of employee and director stock options for due consideration, will be validly issued, fully paid and nonassessable.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Experts."

                                 Very truly yours,

                                 /s/  Latham & Watkins